     As filed with the Securities and Exchange Commission on April 20, 1998
                        Registration No. 333-___________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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                                    8x8, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                     77-0142404
(State or other jurisdiction of           (I.R.S.Employer Identification Number)
incorporation or organization)

            2445 Mission College Blvd., Santa Clara, California 95054 (Address, including zip code, of registrant's principal executive offices)

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                                 1996 STOCK PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

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                   Brett D. Byers, General Counsel, 8x8, Inc.
    2445 Mission College Blvd., Santa Clara, California 95054, (408) 727-1885
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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

                                              Proposed           Proposed
                                              Maximum            Maximum
                                Amount        Offering           Aggregate         Amount of
Title of Securities             to be         Price              Offering          Registration
to be Registered                Registered    Per Share          Price             Fee
-----------------------------------------------------------------------------------------------
Common stock (par value
$0.001 per share) to be
issued upon exercise of
options granted under the
registrant's 1996 Stock Plan     764,680(1)     $6.63(2)         $5,069,828.40     $1,495.60
------------------------------------------------------------------------------------------------
Common stock (par value
$0.001 per share) to be
issued pursuant to the
registrant's 1996 Employee
Stock Purchase Plan               70,560(3)     $5.63(4)         $  397,252.80     $  117.19
------------------------------------------------------------------------------------------------
    Total                                                        $5,467,081.20     $1,612.79
------------------------------------------------------------------------------------------------

(1) Excludes 1,500,000 shares previously registered under registrant's 1996 Stock Plan on Form S-8 registration statement No. 333-30943.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and the low price as reported by The Nasdaq Stock Market on April 13, 1998, a date within five business days prior to the date of the filing of this registration statement.

(3) Excludes 500,000 shares previously registered under registrant's 1996 Stock Plan on Form S-8 registration statement No. 333-30943.

(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of the average of the high and the low price as reported by The Nasdaq Stock Market on April 13, 1998, a date within five business days prior to the date of the filing of this registration statement.

                                    8x8, Inc.

                       REGISTRATION STATEMENT ON FORM S-8

PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

There are hereby incorporated by reference into this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission by the registrant:
     1. The registrant's registration statement on Form S-1 (File No. 333-15627), as amended, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's initial public offering of its common stock.
     2. The description of registrant's common stock contained in the registrant's registration statement on Form 8-A (File No. 000-21783) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.
     3. The registrant's quarterly report on Form 10-Q for the quarterly periods ended June 30, 1997 (filed on July 28, 1997), September 30, 1997 (filed on October 23, 1997), and December 31, 1997 (filed on January 23, 1998).

All documents filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

The documents incorporated by reference in this registration statement contain forward-looking statements, including but not limited to those specifically identified as such, that involve risks and uncertainties. The statements contained in such documents that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including without limitation statements regarding the registrant's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in such documents are based on information available to the registrant as of the dates of such documents, and the registrant has assumed no obligation to update any such forward-looking statements. The registrant's actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including, but not limited to, those set forth under the headings "Risk Factors" and "Factors That May Affect Future Results" within such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the issuance of shares of the registrant's common stock offered hereby will be passed upon for the registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain members of such law firm, or investment partnerships of which such persons are partners, are known by the registrant to beneficially own, as of March 31, 1998, an aggregate of at least 4,550 shares of the registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article 8 of the registrant's Restated Certificate of Incorporation and Article 6.1 of the Bylaws of the registrant provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the registrant, as well as persons who serve at the request of the registrant as directors, officers, employees or agents of another enterprise. In addition, the registrant has entered into agreements with its officers and directors which require the registrant to indemnify its officers and directors to the maximum extent permitted under Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number         Description
-------        ---------------
5.1            Opinion of Wilson Sonsini Goodrich & Rosati

10.2*          1996 Stock Plan and form of Stock Option Agreement thereunder

10.3* 1996 Employee Stock Purchase Plan and form of Subscription Agreement thereunder

23.1           Consent of Price Waterhouse LLP, independent accountants

23.2           Consent of Wilson Sonsini Goodrich & Rosati (included in
               Exhibit 5.1)
----------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-15627), which was declared effective by the Securities and Exchange Commission on July 1, 1997.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on April 20, 1998.

                               8x8, Inc.
                               By: /s/ Paul Voois
                               -----------------------------------------------
                                     Paul Voois, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                        TITLE                                  DATE
---------                        -----                                  ----

/s/ Paul Voois               Chairman of the Board and Chief      April 20, 1998
--------------------------   Executive Officer (Principal
Paul Voois                   Executive Officer)

/s/ Sandra L. Abbott  Chief  Financial Officer and Vice           April 20, 1998
--------------------------   President, Finance (Principal
Sandra L. Abbott             Financial and Accounting Officer)

/s/ Keith R. Barraclough     President, Chief Operating Officer   April 20, 1998
--------------------------   and Director
Keith R. Barraclough

/s/ Bryan Martin             Vice President, Engineering, Chief   April 20, 1998
--------------------------   Technical Officer and Director
Bryan Martin

/s/ Chris McNiffe            Vice President, Sales and            April 20, 1998
--------------------------   Marketing and Director
Chris McNiffe

/s/ Samuel Wang              Vice President, Manufacturing        April 20, 1998
--------------------------   and Director
Samuel Wang

/s/ Bernd Girod              Director                             April 20, 1998
--------------------------
Bernd Girod

/s/ Akifumi Goto             Director                             April 20, 1998
--------------------------
Akifumi Goto

/s/ Guy L. Hecker            Director                             April 20, 1998
--------------------------
Guy L. Hecker, Jr.

/s/ William Tai              Director                             April 20, 1998
--------------------------
William Tai

INDEX TO EXHIBITS

Exhibit
Number         Description
-----------    ---------------

   5.1         Opinion of Wilson Sonsini Goodrich & Rosati

   10.2*       1996 Stock Plan and Form of Stock Option Agreement thereunder

   10.3* 1996 Employee Stock Purchase Plan and Form of Subscription Agreement thereunder

   23.1        Consent of Price Waterhouse LLP, Independent Accountants

   23.2        Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit
               5.1)

----------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-15627), which was declared effective by the Securities and Exchange Commission on July 1, 1997.